                                                                EXHIBIT 8(g)(ii)


                               FOURTH AMENDMENT
                                      TO
                            PARTICIPATION AGREEMENT
                AMONG AMERICAN GENERAL LIFE INSURANCE COMPANY,
                   AMERICAN GENERAL SECURITIES INCORPORATED,
                       SAFECO RESOURCE SERIES TRUST, AND
                            SAFECO SECURITIES, INC.


THIS FOURTH AMENDMENT TO PARTICIPATION AGREEMENT (Amendment") dated as of November 1, 2000, amends the Participation Agreement dated as of April 1, 1998 (the "Agreement") among AMERICAN GENERAL LIFE INSURANCE COMPANY (AAGL") on its own behalf and on behalf of each separate account of AGL (each a "Separate Account") set forth on Schedule A of the Agreement attached hereto and incorporated herein (as same may be amended from time to time) ("Schedule A"), AMERICAN GENERAL SECURITIES INCORPORATED ("AGSI"), SAFECO RESOURCE SERIES TRUST (the "Fund") and SAFECO SECURITIES, INC. (the "Distributor"), (collectively, the "Parties"). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

                               WITNESSETH THAT:

WHEREAS, the Parties desire to amend the Agreement to add to Schedule A of the Agreement the Contracts of the Company relating to the Company's Platinum Investor III Life Insurance Policies ("Platinum Investor III Policies");

WHEREAS, American General Distributors, Inc. ("AGDI") is a Delaware corporation and is registered as a broker-dealer under the 1934 Act and under any appropriate regulatory requirements of state law, and is a member in good standing of the NASD, and is an affiliate of AGSI an AGL;

WHEREAS, AGL and AGDI have entered into a Distribution Agreement, dated
November 1, 2000, which sets forth AGDI's duties as distributor of the Contracts and replaces the Distribution Agreement between AGL and AGSI; and

WHEREAS, AGSI desires that AGDI replace AGSI as a party to the Agreement.

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties agree as follows:

1. The Agreement shall be amended to add the Platinum Investor III Policies to Schedule A in the form attached hereto and incorporated herein.

2. Effective on the date of the Distribution Agreement between AGL and AGDI, indicated herein, AGDI will replace AGSI as a party to the Agreement. All the duties and responsibilities of AGSI shall become the duties and responsibilities of AGDI.



                               Page 1 of 2 Pages
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3. Except as amended hereby, the Agreement and all subsequent Amendments to the
   Agreement dated as of April 1, 1998 are hereby ratified in all respects.


IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.


AMERICAN GENERAL LIFE INSURANCE COMPANY, on behalf of itself and each of its Separate Accounts named in Schedule A hereto, as amended from time to time.

        By:__________________________


AMERICAN GENERAL DISTRIBUTORS, INC.

        By:__________________________



SAFECO RESOURCE SERIES TRUST


        By:__________________________


SAFECO SECURITIES, INC.

        By:__________________________



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                                  SCHEDULE A

                        POLICIES AND SEPARATE ACCOUNTS
                           (As of November 1, 2000)

Name of Separate Accounts and                Registration Numbers and Names of Policies Funded by
Date Established by Board of Directors       Separate Accounts

                                             Registration Nos.             Name of Contact
                                             (if available)

1. American General Life Insurance Company   333-42567                     Platinum Investor I and
   Separate Account VL-R                     811-08561                     Platinum Investor II Variable Life
                                                                           Insurance Policies (Contract Form
                                                                           Nos. 97600 and 97610)

                                             333-80191                     Corporate America-Variable
                                             811-08561                     Life Insurance Policies
                                                                           (Contract Form No. 99301)

                                             333-90787                     Platinum Investor Survivor
                                             811-08561                     Variable Life Insurance Policies
                                                                           (Contract Form No. 99206)

                                             333-43264                     Platinum Investor III
                                             811-08561                     Flexible Premium Variable
                                                                           Life Insurance Policy
                                                                           (Contract Form No. 00600)

2. American General Life Insurance Company   333-70667                     Platinum Investor Variable
   Separate Account D                        811-02441                     Annuity Contract (Contract Form
                                                                           No. 98202)